Exhibit 99.1

BriaCell Reports Benchmark-Beating Patient Survival and Clinical Benefit in Advanced Metastatic Breast Cancer

●	Median overall survival of 13.5 months in BriaCell’s advanced metastatic breast cancer patients (vs. 6.7-9.8 months for similar patients reported in the literature)
●	21 out of 29 patients treated since 2022 are still alive suggesting a strong survival benefit for BriaCell’s combination regimen
●	No dose limiting toxicities to date

PHILADELPHIA and VANCOUVER, British Columbia, September 8, 2023— BriaCell Therapeutics Corp. (Nasdaq: BCTX, BCTXW) (TSX: BCT) (“BriaCell” or the “Company”), a clinical-stage biotechnology company that develops novel immunotherapies to transform cancer care, today announces the completion of patient enrollment in its Phase 2 clinical study and reports clinical data showing strong patient survival benefit and clinical benefit in advanced metastatic breast cancer patients.

“The promising survival data of BriaCell’s combination regimen suggests the potential for an industry-shaping leap in advanced metastatic breast cancer treatment,” stated Carmen Calfa, M.D., of the Sylvester Comprehensive Cancer Center at the University of Miami, Associate Professor of Clinical Medicine, and Principal Clinical Investigator of the Phase 2 Bria-IMT™ plus check point inhibitors study. “The overall safety profile and survival data in advanced metastatic breast cancer is extremely encouraging in this heavily pre-treated patient population.”

“We are forging a new path for advanced metastatic breast cancer, a terminal disease with a very limited life expectancy of 6.7 to 9.8 months,” stated Dr. William V. Williams, BriaCell’s President and CEO. “The impressive survival benefit and tolerability of the Bria-IMT™ regimen highlights the importance of this treatment option for patients in which all other therapies have failed.”

Phase 2 Combination Study of Bria-IMT™ with Immune Check Point Inhibitor

●	The Phase 2 study is fully enrolled.
●	To date, 46 heavily pre-treated (average number of prior treatments = 5) advanced metastatic breast cancer patients have been enrolled in the study evaluating BriaCell’s lead clinical candidate, Bria-IMT™, and immune check point inhibitor combination regimen {11 patients with Merck & Co., Inc.’s KEYTRUDA® (pembrolizumab), and 36 patients with Incyte’s ZYNYZ™ (retifanlimab-dlwr) with one patient cross over from the KEYTRUDA® study to the ZYNYZ™ study}. 29 patients have received treatment since 2022. Our findings are summarized below.

Tolerability: The tolerability of the treatment regimen remains excellent with no dose limiting toxicities.

Survival Update:

●	21 out of 29 patients that have received treatment since 2022 remain alive suggesting tolerability and survival efficacy. The data is not yet mature as patients continue to remain on the study.
●	Median overall survival rate in all patients has been recorded at 13.5 months using Kaplan-Meier curve method which measures the probability of patients’ survival in time.
●	The overall survival in advanced breast cancer patients (third line or later) is very limited, 6.7-9.8 months in publications that evaluated similar patients (Cortes J, et al. Annals of Oncology 2018; Kazmi S, et al. Breast Cancer Res Treat. 2020 Aug 17; O’Shaughnessy J et al. Breast Cancer Res Treat. 2022; Tripathy D, et al. JAMA Oncol. 2022).

The survival findings support BriaCell’s hypothesis of additive and/or synergistic effects of immune check point inhibitors with Bria-IMT™ and support using this combination regimen for our upcoming pivotal study in advanced breast cancer.

About BriaCell Therapeutics Corp.

BriaCell is a clinical-stage biotechnology company that develops novel immunotherapies to transform cancer care. More information is available at https://briacell.com/.

Safe Harbor

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements, including statements relating to the survival benefit and tolerability of the Bria-IMT™ regimen in advanced metastatic breast cancer patients and the additive and/or synergistic effects of immune check point inhibitors with Bria-IMT™. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will,” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on BriaCell’s current expectations and are subject to inherent uncertainties, risks, and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully under the heading “Risks and Uncertainties” in the Company’s most recent Management’s Discussion and Analysis, under the heading “Risk Factors” in the Company’s most recent Annual Information Form, and under “Risks and Uncertainties” in the Company’s other filings with the Canadian securities regulatory authorities and the U.S. Securities and Exchange Commission, all of which are available under the Company’s profiles on SEDAR at www.sedar.com and on EDGAR at www.sec.gov. Forward-looking statements contained in this announcement are made as of this date, and BriaCell Therapeutics Corp. undertakes no duty to update such information except as required under applicable law.

Neither the Toronto Stock Exchange nor its Regulation Services Provider (as that term is defined in the policies of the Toronto Stock Exchange) accepts responsibility for the adequacy or accuracy of this release.

Contact Information

Company Contact:

William V. Williams, MD

President & CEO

1-888-485-6340

info@briacell.com

Media Relations:

Jules Abraham

Director of Public Relations

CORE IR

917-885-7378

julesa@coreir.com

Investor Relations Contact:

CORE IR

investors@briacell.com